Exhibit 3.7(a)

LLC-1011  COMMONWEALTH OF VIRGINIA (07/00)  STATE CORPORATION COMMISSION ARTICLES OF ORGANIZATION OF A DOMESTIC LIMITED LIABILITY COMPANY Pursuant to Chapter 12 of  Title 13.1 of the Code of Virginia the undersigned states as follows: 1. The name of the limited liability company is McRIL, LLC (The name must contain the words “limited company” or “limited liability company” or their abbreviations “L.C.”, “LC”, “L.L.C.”, or “LLC”) 2. A. The registered agent’s name is Beverley L. Crump, Esq.  whose business office is identical with the registered office. B. The registered agent is (mark appropriate box) (1) an INDIVIDUAL who is a resident of Virginia and  [ ] a member/manager of the limited liability company [ ] an officer/director of a corporate member/manager of the limited liability company [ ] a general partner of a general or limited partnership member/manager of the limited liability company [ ] a trustee of a trust that is a member of the limited liability company [x] a member of the Virginia State Bar OR (2) [ ] a professional corporation, professional limited liability company or registered limited liability partnership registered with the Virginia State Bar under § 54.1-3902 of the Code of Virginia. 3. The address the initial registered office in Virginia is 11 South 12th Street (number/street) Richmond VA 23219 (city or town) (zip) located in the [x] city or [ ] country of Richmond 4. The post office address of the principal office is 750 Lakeshore Parkway (number/street) Birmingham (city or town) AL 35211 (state) (zip) 5. Signature: December 28, 2000 (organizer) (date) Charles J. Hansen (printed name) SEE INSTRUCTIONS ON THE REVERSE

COMMONWEALTH OF VIRGINA STATE CORPORATION COMMISSION January 4, 2001 The State Corporation Commission has found the accompanying articles submitted on behalf of McRIL, LLC to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this CERTIFICATE OF ORGANIZATION be issued and admitted to record with the articles of organization in the Office of the Clerk of the Commission January 4, 2001. STATE CORPORATION COMMISSION By  Commissioner